UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): DECEMBER 15, 2004


                               EP MEDSYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

                                     0-28260
                            (Commission File Number)

         NEW JERSEY                                     22-3212190
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
      incorporation)


            575 ROUTE 73 N. BUILDING D, WEST BERLIN, NEW JERSEY 08091
             (Address of principal executive offices, with zip code)

                                 (856) 753-8533
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

         On December 14, 2004, EP MedSystems, Inc. (the "Company") entered into a Common Stock Purchase Agreement and a Registration Rights Agreement with institutional investors for the private placement of 1,500,000 shares of its common stock (the "Shares") at a price of $3.00 per share, for aggregate gross proceeds of $4,500,000 and approximate net proceeds of $4,150,000. The transaction closed on December 15, 2004.

         The shares were issued in a private placement transaction pursuant to
Section 4(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. Pursuant to the terms of the Registration Rights Agreement, the Company has agreed to cause a resale registration statement covering the Shares to be filed no later than 30 days after closing. A form of each of the Common Stock Purchase Agreement and Registration Rights Agreement is filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

    (c)      Exhibits

             Exhibit Number    Description
                10.1           Common  Stock  Purchase  Agreement,  dated as of
                               December  14,  2004,  by and  between  EP
                               MedSystems, Inc. and the Purchasers listed on Exhibit A thereto.

                10.2 Registration Rights Agreement, dated as of December 14, 2004, by and between EP MedSystems, Inc. and the Investors listed on Exhibit A thereto.

                99.1           Press Release, of the Company issued on December
                               15, 2004

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            EP MEDSYSTEMS, INC.



Date:  December 15, 2004                    By: /s/ Matthew C. Hill
                                                --------------------------------
                                                Matthew C. Hill
                                                Chief Financial Officer